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[LOGO]                           Prospectus Supplement No. 2  Rule 424(b)(2)
                                                              File No. 333-11358
                                 Dated:  May 30, 2000


                                  $515,000,000
                            GATX CAPITAL CORPORATION
                          Medium Term Notes, Series G
                      With Maturities from Nine Months to
                        Fifteen Years from Date of Issue



Original Issue Date: June 1, 2000                       Floating Rate Notes  XX

Original Issue Price: 99.813                            Fixed Rate Notes

Total Amount OID: $100,000,000                          Book Entry Notes  XX

Initial Accrual Period OID:                             Certificated Notes

Maturity Date: June 3, 2002                             CUSIP Number: 36144T CU9

Applicable Only to Fixed Rate Notes:

  Interest Rate:

Applicable Only to Floating Rate Notes:

  Interest Rate Basis:

  Commercial Paper Rate:                   Maximum Interest Rate:

  __ Federal Funds Rate:                   Minimum Interest Rate:

  __ Treasury Rate:                        Interest Reset Data: Same as payments

  XX LIBOR                                 Interest Reset Period: Quarterly


Interest Payment Date(s): 3rd day of March, June, September, December

Initial Interest Rate: 7.64%             Interest Payment Period: Quarterly

Index Maturity:                          Calculation Date: Two business days
                                         prior to payment
Spread (plus or minus) + 80 bps          Calculation Agent: Chase Manhattan Bank

Redemption at Option of Holder: Yes __ No XXX           Redemption Date: N/A

Redemption at Option of Company: Yes __ No XXX          Redemption Price: N/A

The Note may be redeemed at the option of the Holder on or after the Redemption Date and at the redemption prices indicated on this Pricing Supplement, in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000), together with interest on the Note payable to the Redemption Date, on notice given to the Trustee and the Company at least 60 days prior to the Redemption Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus. The preceding description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes set forth in the Prospectus, to which description reference is hereby made.